Exhibit 10.22

TETRA TECH, INC.

RESTRICTED STOCK UNIT AWARD

Name of Participant:

This Restricted Stock Unit (“RSU”) Award made this                              (“Grant Date”), by Tetra Tech, Inc. (the “Company”) to Participant is evidence of an Award made under the Company’s 2005 Equity Incentive Plan (the “Plan”).  The Plan is incorporated into this Award by reference.

1.                                      Number of RSUs

Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Award, the Company hereby awards to the Participant as of the Grant Date                  RSUs.

All fractional RSUs resulting from the adjustment provisions contained in the Plan shall be rounded down to the nearest whole unit.

2.                                      Vesting Schedule

If the Participant remains employed with the Company or a Subsidiary through each Vesting Date,     % of the RSUs shall vest on each anniversary of the Grant Date.

RSUs will remain restricted until each Vesting Date noted above.  RSUs are not transferable by the Participant by means of sale, assignment, exchange, pledge or otherwise prior to vesting.

If the Participant’s employment with the Company or a Subsidiary is terminated for any reason, whether voluntarily or involuntarily, no additional RSUs under this Award shall become vested RSUs under any circumstances except as provided below for death or Disability.

“Employment” covered under this Agreement shall mean the performance of services for the Company or a Subsidiary as an employee for federal income tax purposes.  The Participant shall be deemed to have terminated employment either upon an actual termination of service with the Company or a Subsidiary, or at the time that the Subsidiary with which the Participant is employed ceases to be a Subsidiary under the terms of the Plan, provided that the Participant is not employed immediately thereafter by the Company.  The Participant’s employment with the Company or a Subsidiary shall not be deemed to have terminated if the Participant takes any military leave, sick leave or other bona fide leave of absence approved by the Company or the Subsidiary, as applicable, regardless of whether pay is suspended during such leave.

3.                                      Distribution of Common Stock

The Company shall issue to the Participant as soon as practicable following the applicable Vesting Date the number of shares of the Company’s common stock equal to the number of RSUs vesting on such date.  If the Vesting Date of any portion of the RSUs shall occur during either a regularly scheduled or special “blackout period” of the Company wherein the Participant is precluded from selling shares of the Company’s common stock, the receipt of such shares issuable with respect to such Vesting Date under this Award shall be deferred until after the expiration of such blackout period, but in no event later than two and one half months after the end of the end of the calendar year which includes the Vesting Date.

In lieu of receiving shares of the Company’s common stock in connection with vesting as described above, the Participant may elect to defer the distribution of shares of the Company’s common stock on some or all of the RSUs in accordance with administrative rules as may be established by the Committee from time to time.  An election must be received in writing by the Company no later than 30 days after the Grant Date.  The Participant will have no right to accelerate or further defer a deferred distribution.

4.                                      Dividend Equivalents.

Subject to the restrictions, limitations and conditions as described in the Plan, dividend equivalents payable on the RSUs will be accrued on behalf of the Participant at the time that dividends are otherwise paid to owners of the Company’s common stock.  Dividends shall earn interest at     % and shall be paid (along with such interest) on the Vesting Date for the RSUs with respect to which such amounts were accrued under the Plan.

5.                                      Taxes.

Notwithstanding any other provision in this Award to the contrary, any distribution of shares of the Company’s common stock or dividend equivalents shall be subject to tax withholding.  Taxes will be settled by withholding cash and/or a number of shares with a Fair Market Value not less than the amount of the minimum required tax withholding.  The Participant is personally responsible for the proper reporting and payment of all taxes related to shares distributed with respect to RSUs and dividend equivalents.

6.                                      Death or Disability.

If you terminate employment with the Company because of your death or Disability, this Award will vest immediately.  Accelerated vesting will not impact the time for distributing shares of the Company’s common stock to you if you previously elected to defer distribution.

7.                                      Change of Control

The RSUs granted under this Award that have not vested as of immediately prior to a Change of Control shall vest as of the date the Change of Control is finalized, provided that the Participant is then actively employed by the Company.  The amount of shares of the Company’s common stock corresponding to such vested RSUs shall be issued to the Participant immediately notwithstanding any prior deferral election.

8.                                      Forfeiture.

Any RSUs that are not vested as of the Participant’s termination of employment with the Company shall be immediately forfeited.

9.                                      Conformity with the Plan.

This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan.  Any inconsistencies between this Award and the Plan shall be resolved in accordance with the terms of the Plan.  By acceptance of this Award, the Participant agrees to be bound by all of the terms of this Award and the Plan.

10.                               Interpretations.

Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the Plan and this Award will be determined and resolved by the Committee.  Such determination or resolution by the Committee will be final, binding and conclusive for all purposes.

11.                               Employment Rights.

Nothing in the Plan or this Award confers on any Participant any right to continue in the employ of the Company or in any way affects the Company’s right to terminate the Participant’s employment without prior notice at any time or for any reason.

12.                               Rights as Stockholder.

The Recipient shall have no rights as a stockholder of the Company with respect to any RSUs covered by this Agreement until the issuance of the shares of Common Stock.

13.                               Section 409A of the Internal Revenue Code.

The RSUs granted hereunder are intended to avoid the potential adverse tax consequences to the Participant of Section 409A of the Code, and the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

14.                               Entire Agreement

This Award constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award.

15.                               Amendment

This Award may be modified, amended or rescinded only by a written agreement executed by both parties signatories to this Award.   In the event of a conflict between the terms of this Award and the Plan, the terms of the Plan shall control.

 IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of the day and year first above written.

TETRA TECH, INC.

By:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE STOCK PLAN ADMINISTRATOR OF THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES ISSUED TO YOU, AND AVOID ALL OBLIGATIONS, UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

Employee Signature

Printed Name:

Date: